Honeywell

News Release

Contacts:
Media	Investor Relations
Robert C. Ferris	Nicholas Noviello
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	nicholas.noviello@honeywell.com

HONEYWELL REPORTS SECOND QUARTER SALES UP 12% TO $7.9
BILLION AND EARNINGS UP 75% TO 63 CENTS PER SHARE

Company Raises Full-Year Earnings Guidance to $2.48 - $2.53 Per Share

          MORRIS TOWNSHIP, N.J., July 20, 2006 -- Honeywell (NYSE: HON) today announced second-quarter 2006 sales of $7.9 billion, up 12% over the prior year, and earnings per share of $0.63 versus $0.36 last year. Earnings per share growth was 27%, after taking into account a tax charge for cash repatriation ($0.18) and income from discontinued operations ($0.03) in the second-quarter of 2005, and stock options expense ($0.02) in 2006. Cash flow from operations was $935 million and free cash flow (cash flow from operations less capital expenditures) was $786 million versus $410 million in the second quarter of 2005.

          “We feel very good about the first half of 2006 and are confident about the remainder of the year,” said Honeywell Chairman and CEO Dave Cote. “Our strong second-quarter results were driven by favorable organic growth, margin expansion and a significant increase in free cash flow. As part of our disciplined cash deployment philosophy, we repurchased 12 million shares of stock in the second quarter and have repurchased 20 million shares since the beginning of this year.”

          “As a result of this strong performance and our confidence in the second half of 2006, we have raised our full-year earnings guidance to $2.48 - $2.53 per share from the previous $2.40 - $2.50 per share,” continued Cote.

          “We believe that end market conditions will remain favorable and macro trends will support our long-term business growth,” concluded Cote. “Honeywell’s breadth of technologies, products and services, combined with great positions in good industries, will continue to drive our performance.”

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Q2 Results - 2

Second-Quarter Segment Highlights

Aerospace

•

Sales were up 1% compared with the second quarter of 2005, with 1% growth in Commercial sales and 2% growth in Defense and Space sales. Commercial sales were positively impacted by 8% growth in original equipment sales and 4% growth in sales of aftermarket mechanical spares, and offset by lower FAA mandate sales and an unfavorable settlement under a customer maintenance service agreement. Defense sales were up 4% in the quarter but were offset by a 12% reduction in Space sales, due to delays in project funding.

•

Segment margins were 15.4%, unchanged from the second quarter of 2005, driven by volume growth and productivity savings, including the realization of the expected savings from the 2005 Aerospace reorganization, and offset by inflation, anticipated increases in engineering spending on commercial development programs and an unfavorable settlement under a customer maintenance service agreement.

•

Honeywell signed a strategic supplier arrangement for approximately $230 million with US Airways, comprising a comprehensive maintenance service agreement for auxiliary power units and mechanical components, as well as a supply agreement for their entire fleet of more than 350 mainline Boeing 737, 757, and 767, and Airbus A319/320/321 and A330 aircraft.

•

Honeywell introduced a new family of Synthetic Vision System safety products that provide 3-D, real-time, out-of-the-window representations of terrain and obstacles on aircraft primary displays.  The first application of the synthetic vision system is expected in 2007 with Gulfstream.

•

Honeywell’s Runway Awareness and Advisory System (RAAS) has been selected by Air France for up to 248 Airbus and Boeing aircraft in Air France’s fleet. RAAS is a safety system designed to improve situational awareness during airport operations and to reduce runway incursions.

Automation and Control Solutions

•	Sales were up 16% compared with the second quarter of 2005, driven by organic sales growth of 9% and the net impact of acquisitions and divestitures of 7%.

•

Segment margins were 10.4% compared with 10.1% a year ago, due to volume growth and productivity gains, partially offset by inflation, planned ERP implementation costs and the dilutive impact of acquisitions.

•

Building Solutions signed an $18.7 million energy savings performance contract with West Chester University of Pennsylvania. The project will service nearly 60 buildings and includes infrastructure upgrades, energy and water conservation measures, and utilizes Honeywell’s optimized controls to manage energy use across the university’s 388-acre campus.

•

Process Solutions will supply an integrated manufacturing control system to Genentech’s plant in Vacaville, California, which is undergoing a major expansion. The control system is designed to support the plant’s operational efficiency, provide electronic records of each batch of drugs produced, and help reduce operator errors. Genentech is a world leader in biologics manufacturing.

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Q2 Results - 3

•

ACS continues to integrate the First Technology Gas Detection and Sensing businesses with Zellweger Analytics to form a leading gas sensing and detection business, Honeywell Analytics. In addition, during the quarter, Honeywell completed the sale of the non-core First Technology Safety & Analysis business to Hg Capital, and the acquisition of Gardiner Groupe Europe, a leading distributor of CCTV systems, fire alarm, intrusion alarm, access control, public address and integrated systems.

Transportation Systems

•

Sales were unchanged from the second quarter of 2005, due to increased Turbo Technologies sales, offset by the impact of lower consumer spending on Consumer Products Group sales, as well as the 2005 exit of the Friction Materials OE business in North America.

•	Segment margins were 13.8% compared to 13.5% a year ago, due to productivity gains, which include savings from previous restructuring actions, partially offset by inflation.

•	Honeywell turbochargers helped the Audi R10 TDI make history by recording the first-ever turbodiesel-powered victory at the 24 Hours of Le Mans.

•

Honeywell was named a General Motors Supplier of the Year for its performance in providing world-class turbochargers, automotive sensors and engineering services. Honeywell supplies technologies for 14 different GM automotive platforms globally.

Specialty Materials

•	Sales were up 58% compared with the second quarter of 2005, driven by the net impact of acquisitions and divestitures of 47% and organic sales growth of 11%.

•

Segment margins were 17.3% compared with 9.8% a year ago, due to the positive net impact of acquisitions and divestitures, volume growth and price increases, which more than offset higher raw material costs.

•

UOP LLC was selected by Polski Koncern Naftowy ORLEN SA, the largest oil company in Central Europe, to supply technology, basic engineering services, and equipment for an aromatics project in Poland. The project uses three UOP processes to produce paraxylene, a key ingredient in the production of polyester for fabric and polyethylene terephthalate chips for soft drink bottles.

•

Honeywell Enovate®, a non-ozone-depleting blowing agent, will help restore the 9.7 acre permanent roof of the Louisiana Superdome in New Orleans.  A rigid closed-cell insulating and waterproofing spray foam using Enovate will form the seamless, weather-resistant roof system.

          Honeywell will discuss its results during its investor conference call today starting at 9:00 a.m. EDT. To participate, please dial (706) 643-7681 a few minutes before the 9:00 a.m. start. Please mention to the operator that you are dialing in for Honeywell’s Investor Conference Call. The live webcast of the investor call will be available through the “Investor Relations” section of the company’s Website (http://www.honeywell.com/investor). Investors can access a replay of the investor call starting at 12:00 p.m. EDT, July 20, until 5:00 p.m. EDT, July 27, by dialing (706) 645-9291. The access code is 2074631.

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Q2 Results - 4

Honeywell International is a $30 billion diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; automotive products; turbochargers; and specialty materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, Chicago and Pacific Stock Exchanges. It is one of the 30 stocks that make up the Dow Jones Industrial Average and is also a component of the Standard & Poor’s 500 Index. For additional information, please visit www.honeywell.com.

This release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements. Our forward-looking statements are also subject to risks and uncertainties, which can affect our performance in both the near- and long-term. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

# # #

Q2 Results - 5

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(In millions except per share amounts)

	Three Months Ended June 30,

	2006		2005

Product sales	$6,381		$5,632
Service sales	1,517		1,396

Net sales	7,898		7,028

Costs, expenses and other
Cost of products sold	4,931	(A)	4,514	(C)
Cost of services sold	1,096	(A)	989	(C)

	6,027	(A)	5,503	(C)
Selling, general and administrative expenses	1,086		935	(C)
(Gain) loss on sale of non-strategic businesses	(3	) (B)	18	(D)
Equity in (income) loss of affiliated companies	(1)		(29	) (C)
Other (income) expense	(13)		(3	) (C)
Interest and other financial charges	94		86

	7,190		6,510

Income from continuing operations before taxes	708		518
Tax expense	187		244	(E)

Income from continuing operations	521		274
Income from discontinued operations, net of taxes	—		28

Net income	$521		$302

Earnings per share of common stock - basic:
Income from continuing operations	$0.63		$0.33
Income from discontinued operations	—		0.03

Net income	$0.63		$0.36

Earnings per share of common stock - assuming dilution:
Income from continuing operations	$0.63		$0.33
Income from discontinued operations	—		0.03

Net income	$0.63		$0.36

Weighted average number of shares outstanding-basic	825		855

Weighted average number of shares outstanding - assuming dilution	830		858

(A)	Cost of products and services sold includes a provision of $115 million for environmental, litigation and net repositioning charges (after-tax $83 million, or $0.10 per share).

(B)	Represents the net pretax gain on the sales of two product lines in our Specialty Materials segment (after- tax $1 million, with no effect on earnings per share).

(C)

Cost of products and services sold, selling, general and administrative expenses, equity in (income) loss of affiliated companies and other (income) expense include provisions (credits) of $115, $(4), $2 and $10 million, respectively, for environmental, litigation, net repositioning and other charges. Total pretax charges were $123 million (after-tax $96 million, or $0.11 per share).

(D)

Represents the pretax loss related to the sale of our Industrial Wax business; partially offset by a pretax adjustment on the sale of our Performance Fibers business which was sold in 2004 (after-tax gain of $39 million, or $0.05 per share). The after-tax gain on the sale of our Industrial Wax business is due to the higher tax basis than book basis.

(E)	Includes a tax provision of $155 million, or $0.18 per share for the repatriation of foreign earnings related to the provisions of the American Jobs Creation Act of 2004.

Q2 Results - 6

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(In millions except per share amounts)

	Six Months Ended June 30,

	2006		2005

Product sales	$12,187		$10,816
Service sales	2,952		2,661

Net sales	15,139		13,477

Costs, expenses and other
Cost of products sold	9,497	(A)	8,680	(C)
Cost of services sold	2,130	(A)	1,905	(C)

	11,627	(A)	10,585	(C)
Selling, general and administrative expenses	2,088		1,789	(C)
(Gain) loss on sale of non-strategic businesses	(3	) (B)	10	(D)
Equity in (income) loss of affiliated companies	1		(60	) (C)
Other (income) expense	(40)		(27	) (C)
Interest and other financial charges	183		177

	13,856		12,474

Income from continuing operations before taxes	1,283		1,003
Tax expense	331		371	(E)

Income from continuing operations	952		632
Income from discontinued operations, net of taxes	5		28

Net income	$957		$660

Earnings per share of common stock - basic:
Income from continuing operations	$1.15		$0.75
Income from discontinued operations	0.01		0.03

Net income	$1.16		$0.78

Earnings per share of common stock - assuming dilution:
Income from continuing operations	$1.14		$0.75
Income from discontinued operations	0.01		0.03

Net income	$1.15		$0.78

Weighted average number of shares outstanding-basic	827		854

Weighted average number of shares outstanding - assuming dilution	833		857

(A)	Cost of products and services sold includes a provision of $245 million for environmental, litigation and net repositioning charges (after-tax $ 170 million, or $0.20 per share).

(B)	Represents the net pretax gain on the sales of two product lines in our Specialty Materials segment (after- tax $1 million, with no effect on earnings per share).

(C)

Cost of products and services sold, selling, general and administrative expenses, equity in (income) loss of affiliated companies and other (income) expense include provisions (credits) of $217, $(7), $2 and $10 million, respectively, for environmental, litigation, net repositioning and other charges. Total pretax charges were $222 million (after-tax $166 million, or $0.19 per share).

(D)

Represents the pretax loss related to the sale of our Industrial Wax business; partially offset by pretax adjustments related to the sales of our Security Monitoring and Performance Fibers businesses, which were sold in 2004, (after-tax gain of $44 million, or $0.05 per share). The after-tax gain on the sale of our Industrial Wax business is due to the higher tax basis than book basis.

(E)	Includes a tax provision of $ 155 million, or $0.18 per share for the repatriation of foreign earnings related to the provisions of the American Jobs Creation Act of 2004.

Q2 Results - 7

Honeywell International Inc.

Segment Data (Unaudited)
(Dollars in millions)

	Periods Ended June 30,

	Three Months		Six Months

Net Sales	2006	2005	2006	2005

Aerospace	$2,686	$2,651	$5,315	$5,151

Automation and Control Solutions	2,766	2,387	5,131	4,379

Specialty Materials	1,253	795	2,405	1,596

Transportation Systems	1,193	1,195	2,288	2,351

Corporate	—	—	—	—

Total	$7,898	$7,028	$15,139	$13,477

	Periods Ended June 30,

	Three Months		Six Months

Segment Profit	2006	2005	2006	2005

Aerospace	$413	$409	$853	$787

Automation and Control Solutions	287	242	508	443

Specialty Materials	217	78	379	137

Transportation Systems	165	161	307	316

Corporate	(48)	(44)	(93)	(88)

Total Segment Profit	1,034	846	1,954	1,595
Gain (loss) on sale of non-strategic businesses	3	(18)	3	(10)
Equity in income (loss) of affiliated companies	1	29	(1)	60
Other income	13	3	40	27
Interest and other financial charges	(94)	(86)	(183)	(177)
Stock option expense (A)	(16)	—	(41)	—
Pension and other postretirement expense (A)	(118)	(145)	(244)	(282)
Repositioning and other charges (A)	(115)	(111)	(245)	(210)

Income from continuing operations before taxes	$708	$518	$1,283	$1,003

(A)	Amounts included in cost of products and services sold and selling, general and administrative expenses.

Q2 Results - 8

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	June 30, 2006	December 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$1,424	$1,234
Accounts, notes and other receivables	5,426	5,017
Inventories	3,680	3,401
Deferred income taxes	1,151	1,243
Other current assets	465	542
Assets held for disposal	67	525

Total current assets	12,213	11,962

Investments and long-term receivables	311	370
Property, plant and equipment - net	4,679	4,658
Goodwill	8,277	7,660
Other intangible assets - net	1,331	1,173
Insurance recoveries for asbestos related liabilities	1,139	1,302
Deferred income taxes	819	730
Prepaid pension benefit cost	2,704	2,716
Other assets	1,031	1,062

Total assets	$32,504	$31,633

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$3,086	$2,886
Short-term borrowings	97	275
Commercial paper	654	754
Current maturities of long-term debt	1,059	995
Accrued liabilities	5,307	5,359
Liabilities related to assets held for disposal	6	161

Total current liabilities	10,209	10,430

Long-term debt	3,911	3,082
Deferred income taxes	455	334
Postretirement benefit obligations other than pensions	1,774	1,786
Asbestos related liabilities	1,491	1,549
Other liabilities	3,686	3,690
Shareowners’ equity	10,978	10,762

Total liabilities and shareowners’ equity	$32,504	$31,633

Q2 Results - 9

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,

	2006	2005	2006	2005

Cash flows from operating activities:
Net income	$521	$302	$957	$660
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	218	168	406	326
Repositioning and other charges	115	123	245	222
Severance and exit cost payments	(36)	(38)	(98)	(70)
Environmental payments	(62)	(53)	(103)	(96)
Proceeds from sale of insurance receivable	—	—	100	—
Insurance receipts for asbestos related liabilities	73	90	108	99
Asbestos related liability payments	(136)	(188)	(161)	(280)
Stock option expense	16	—	41	—
Pension and other postretirement expense	118	145	244	282
Pension and other postretirement benefit payments	(63)	(48)	(178)	(90)
Undistributed earnings of equity affiliates	4	(18)	6	(41)
(Gain) loss on sale of non-strategic assets and businesses	(3)	18	(19)	10
Deferred income taxes	70	58	126	61
Other	51	(54)	8	(50)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts, notes and other receivables	(96)	(117)	(243)	(126)
Inventories	(25)	21	(208)	(64)
Other current assets	53	(25)	42	19
Accounts payable	68	8	78	(5)
Accrued liabilities	49	177	(177)	41

Net cash provided by operating activities	935	569	1,174	898

Cash flows from investing activities:
Expenditures for property, plant and equipment	(149)	(159)	(271)	(294)
Proceeds from disposals of property, plant and equipment	7	24	44	25
Proceeds from investments	—	—	—	285
Cash paid for acquisitions, net of cash acquired	(552)	(2,021)	(608)	(1,938)
Proceeds from sales of businesses, net of fees paid	101	37	576	32

Net cash (used for) investing activities	(593)	(2,119)	(259)	(1,890)

Cash flows from financing activities:
Net (decrease)/increase in commercial paper	531	384	(106)	504
Net (decrease)/increase in short-term borrowings	(30)	11	(210)	9
Payment of debt assumed with acquisitions	(137)	(702)	(346)	(702)
Proceeds from issuance of common stock	65	22	239	89
Proceeds from issuance of long-term debt	—	—	1,239	—
Payments of long-term debt	(116)	(133)	(353)	(143)
Repurchases of common stock	(503)	—	(828)	—
Cash dividends on common stock	(187)	(176)	(376)	(352)

Net cash (used for) financing activities	(377)	(594)	(741)	(595)

Effect of foreign exchange rate changes on cash and cash equivalents	17	(23)	16	(70)

Net increase/(decrease) in cash and cash equivalents	(18)	(2,167)	190	(1,657)
Cash and cash equivalents at beginning of period	1,442	4,096	1,234	3,586

Cash and cash equivalents at end of period	$1,424	$1,929	$1,424	$1,929

Q2 Results - 10

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,

	2006	2005	2006	2005

Cash provided by operating activities	$935	$569	$1,174	$898

Expenditures for property, plant and equipment	(149)	(159)	(271)	(294)

Free cash flow	$786	$410	$903	$604

We define free cash flow as cash provided by operating activities, less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.